Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 17, 2014, relating to the financial statements and financial highlights which appear in the October 31, 2014 Annual Report to Shareholders of Thrivent Partner Small Cap Value Fund, Thrivent Partner Small Cap Growth Fund, Thrivent Mid Cap Growth Fund, Thrivent Partner Mid Cap Value Fund, Thrivent Small Cap Stock Fund, Thrivent Mid Cap Stock Fund, and Thrivent Large Cap Stock Fund and our report dated February 18, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Report to Shareholders of Thrivent Natural Resources Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Other Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 15, 2015